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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-00000) of Advanced Aerodynamics & Structures, Inc. for the registration of 17,000,000 shares of its common stock, of our report dated March 27, 2001, with respect to the financial statements included in its Annual report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Long Beach, California
July 19, 2001